VOYAGEUR TAX FREE FUNDS

Registration No. 811-03910
FORM N-SAR
Semi-Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Tax Free Funds (the "Trust"), on behalf of
Delaware Tax-Free Minnesota Fund (the "Fund"), the shareholders of the Fund voted to (i) elect a
Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to
March 16, 2010; and (ii) to approve a new investment advisory agreement for the Fund at a meeting held on November 12, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 34,658,325.107
PERCENTAGE OF OUTSTANDING SHARES 70.064%
PERCENTAGE OF SHARES VOTED 96.985%
SHARES WITH AUTHORITY WITHHELD 1,077,535.235
PERCENTAGE OF OUTSTANDING SHARES 2.178%
PERCENTAGE OF SHARES VOTED 3.015%

Patrick P. Coyne

SHARES VOTED FOR 34,637,532.827
PERCENTAGE OF OUTSTANDING SHARES 70.022%
PERCENTAGE OF SHARES VOTED 96.927%
SHARES WITH AUTHORITY WITHHELD 1,098,327.515
PERCENTAGE OF OUTSTANDING SHARES 2.220%
PERCENTAGE OF SHARES VOTED 3.073%

John A. Fry

SHARES VOTED FOR 34,678,965.504
PERCENTAGE OF OUTSTANDING SHARES 70.106%
PERCENTAGE OF SHARES VOTED 97.042%
SHARES WITH AUTHORITY WITHHELD 1,056,894.838
PERCENTAGE OF OUTSTANDING SHARES 2.136%
PERCENTAGE OF SHARES VOTED 2.958%

Anthony D. Knerr

SHARES VOTED FOR 34,658,281.949
PERCENTAGE OF OUTSTANDING SHARES 70.064%
PERCENTAGE OF SHARES VOTED 96.985%
SHARES WITH AUTHORITY WITHHELD 1,077,578.393
PERCENTAGE OF OUTSTANDING SHARES 2.178%
PERCENTAGE OF SHARES VOTED 3.015%

Lucinda S. Landreth

SHARES VOTED FOR 34,690,535.224
PERCENTAGE OF OUTSTANDING SHARES 70.129%
PERCENTAGE OF SHARES VOTED 97.075%
SHARES WITH AUTHORITY WITHHELD 1,045,325.118
PERCENTAGE OF OUTSTANDING SHARES 2.113%
PERCENTAGE OF SHARES VOTED 2.925%

Ann R. Leven

SHARES VOTED FOR 34,683,926.638
PERCENTAGE OF OUTSTANDING SHARES 70.116%
PERCENTAGE OF SHARES VOTED 97.056%
SHARES WITH AUTHORITY WITHHELD 1,051,933.704
PERCENTAGE OF OUTSTANDING SHARES 2.126%
PERCENTAGE OF SHARES VOTED 2.944%

Thomas F. Madison

SHARES VOTED FOR 34,602,190.932
PERCENTAGE OF OUTSTANDING SHARES 69.950%
PERCENTAGE OF SHARES VOTED 96.828%
SHARES WITH AUTHORITY WITHHELD 1,133,669.410
PERCENTAGE OF OUTSTANDING SHARES 2.292%
PERCENTAGE OF SHARES VOTED 3.172%

Janet L. Yeomans

SHARES VOTED FOR 34,292,557.980
PERCENTAGE OF OUTSTANDING SHARES 70.133%
PERCENTAGE OF SHARES VOTED 97.081%
SHARES WITH AUTHORITY WITHHELD 1,043,302.362
PERCENTAGE OF OUTSTANDING SHARES 2.109%
PERCENTAGE OF SHARES VOTED 2.919%

J. Richard Zecher

SHARES VOTED FOR 34,643,543.675
PERCENTAGE OF OUTSTANDING SHARES 70.034%
PERCENTAGE OF SHARES VOTED 96.943%
SHARES WITH AUTHORITY WITHHELD 1,092,316.667
PERCENTAGE OF OUTSTANDING SHARES 2.208%
PERCENTAGE OF SHARES VOTED 3.057%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Tax-Free Minnesota Fund

SHARES VOTED FOR 25,635,126.154
PERCENTAGE OF OUTSTANDING SHARES 51.823%
PERCENTAGE OF SHARES VOTED 71.790%
SHARES VOTED AGAINST 570,789.999
PERCENTAGE OF OUTSTANDING SHARES 1.154%
PERCENTAGE OF SHARES VOTED 1.599%
SHARES ABSTAINED 1,400,776.175
PERCENTAGE OF OUTSTANDING SHARES 2.832%
PERCENTAGE OF SHARES VOTED 3.922%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Voyageur Tax Free Funds dated August 18, 2009, attached as Exhibit.